UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549




                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported): July 28, 2005

                                -----------------

                                  I-TRAX, INC.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)

           Delaware                      001-31584            23-3057155
   ------------------------            -------------       --------------------
(State or other jurisdiction of         (Commission         (IRS Employer
        incorporation)                  File Number)       Identification No.)


                4 Hillman Drive, Suite 130
                 Chadds Ford, Pennsylvania                        19317
     ------------------------------------------------         ---------------
         (Address of principal executive offices)               (Zip Code)


Registrant's telephone number, including area code:           (610) 459-2405


                                       N/A
              -----------------------------------------------------
          (Former name or former address, if changed since last report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]  Pre-commencement   communications  pursuant  to  Rule  14d-2(b)  under  the
     Exchange Act (17 CFR 240.14d-2(b))

[ ]  Pre-commencement   communications  pursuant  to  Rule  13e-4(c)  under  the
     Exchange Act (17 CFR 240.13e-4(c))

Item 1.01         Entry into a Material Definitive Agreement.

         I-trax, Inc., certain of its direct and indirect subsidiaries, and Bank of America, N.A., are parties to a senior secured credit facility pursuant to a Credit Agreement dated as of March 19, 2004. On July 28, 2005, I-trax, certain of its direct and indirect subsidiaries, and Bank of America executed a Sixth Amendment to the Credit Agreement. The Sixth Amendment is effective as of June 29, 2005.

         Under the Sixth Amendment:

     o The aggregate amount available under the facility is permanently increased to $15,000,000.

     o    The  Funded   Indebtedness   to  Earnings  Before   Interest,   Taxes,
          Depreciation and Amortization, or EBITDA, ratio is waived through December 31, 2006.

     o Covenants setting minimum EBITDA targets for periods ending September 30, 2005 through December 31, 2006 are added.

         The Sixth Amendment is attached to this Current Report as Exhibit 10.1 and is incorporated in this Current Report by reference.

Item 9.01         Financial Statements and Exhibits.

10.1 Sixth Amendment to Credit Agreement, effective as of June 29, 2005 (executed on July 28, 2005), by and among I-trax, Inc., certain subsidiaries of I-trax, Inc., and Bank of America, N.A.


                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                         I-TRAX, INC.




Date:  August 3, 2005                    By:      /s/ David R. Bock
                                             -------------------------------
                                         Name:    David R. Bock
                                         Title:   Executive Vice President and
                                                  Chief Financial Officer